EXHIBIT 4.2
                                                                    -----------
                                                                 Execution Copy


                          SUPPLEMENT NO. 1 (this "SUPPLEMENT") dated as of July
                     3, 2006 to the Guarantee and Collateral Agreement dated as of June 23, 2006 among INTERLINE BRANDS, INC., a Delaware corporation ("HOLDINGS"), INTERLINE BRANDS, INC., a New Jersey corporation (the "BORROWER"), the Subsidiaries of the Borrower identified therein (the "Subsidiary Parties") and JPMorgan CHASE BANK, N.A., a New York banking corporation ("JPMCB"), as Collateral Agent.


         A. Reference is made to the Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Holdings, the Borrower, the Lenders from time to time party thereto and, JPMCB, as Administrative Agent, Lehman Commercial Paper Inc., as Syndication Agent, and Credit Suisse, Bank of America, N.A., SunTrust Bank and Wachovia Bank, N.A., as Co-Documentation Agents.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

         C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.14 of the Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "NEW SUBSIDIARY") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

         SECTION 1. In accordance with Section 7.14 of the Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor and Grantor), Grantor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Subsidiary Party, Grantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, does hereby (a) create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien

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                                                                              2


on all of its right, title and interest in and to its Collateral and (b) guarantee the Obligations as set forth in Section 2 of the Collateral Agreement. Each reference to a "Guarantor" or "Grantor" in the Collateral Agreement shall be deemed to include the New Subsidiary. Schedule I to the Collateral Agreement is hereby amended to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all of its Collateral and (b) set forth under its signature hereto, is its true and correct legal name, its jurisdiction of formation and the location of its chief executive office.

         SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement.

         SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement,

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including the reasonable fees,  other charges and  disbursements of counsel for the Collateral Agent.





                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

                                AMSAN, LLC
                                By:  /s/ Laurence Howard
                                     --------------------------
                                     Name: Laurence Howard
                                     Title: Vice President

                                     Legal Name: AmSan, LLC.
                                     Jurisdiction of formation: Delaware
                                     Location of Chief Executive Office:
                                         Three Parkway North
                                         Suite 120 N Deerfield, Illinois  60015



                                JPMORGAN CHASE BANK, N.A.,
                                as Collateral Agent

                                By:  /s/ Neil R. Boylan
                                     --------------------------
                                     Name: Neil R. Boylan
                                     Title: Managing Director

                                                                     Schedule I
                                                  to the Supplement No.1 to the
                                             Guarantee and Collateral Agreement


                             LOCATION OF COLLATERAL


            MAILING ADDRESS                       COUNTY/PROVINCE
            ---------------                       ---------------






                                EQUITY INTERESTS


                                                NUMBER AND CLASS    PERCENTAGE
                NUMBER OF         REGISTERED       OF EQUITY        OF EQUITY
   ISSUER      CERTIFICATE          OWNER          INTERESTS        INTERESTS
   ------      -----------          -----          ---------        ---------




                                DEBT SECURITIES


          ISSUER       PRINCIPAL AMOUNT       DATE OF NOTE     MATURITY DATE
          ------       ----------------       ------------     -------------



                             INTELLECTUAL PROPERTY

                  REGISTRATIONS OR APPLICATIONS FOR TRADEMARKS

               PATENTS AND PATENT LICENSES OWNED BY THE GRANTORS

            TRADEMARK AND TRADEMARK LICENSES OWNED BY THE GUARANTORS


                          U.S. Trademark Registrations


              MARK                REG. DATE               REG. NO.
              ----                ---------               --------

                          U.S. Trademark Applications


              MARK                FILING DATE             APPLICATION NO.
              ----                -----------             ---------------



                         State Trademark Registrations


              MARK                 REG. DATE            STATE AND REG. NO.
              ----                 ---------            ------------------



                        Material Unregistered Trademarks


                                   Tradenames


              MARK                FILING DATE                  STATE
              ----                -----------                  -----



                          U.S. Copyright Registrations


                       TITLE                         REG. NO.
                       -----                         --------



                                  Domain Names